Exhibit 99.6

BROKER DEALER LETTER

FOR USE BY HOLDERS OF EXISTING NOTES

Relating to the Offers by

Telefónica de Argentina S.A.

to Exchange

11 7/8% Notes due 2007 and Cash

FOR

Existing 11 7/8% Notes due 2004

AND

9 1/8% Notes due 2010 and Cash

FOR

Existing 9 1/8% Notes due 2008

AND

Solicitations of Proxies to Vote in favor of Amendments to the

Terms of the Existing Notes

The “Expiration Date” for the exchange offers is 11:59 p.m., New York City time, on July 15, 2003, unless extended. The “Proxy Delivery Deadline” is at 5:00 p.m., New York City time, on June, 30, 2003, unless extended. Tenders of existing 11 7/8% Notes due 2004 (the “Existing 2004 Notes”) and existing 9 1/8% Notes due 2008 (the “Existing 2008 Notes” and, together with the Existing 2004 Notes, the “Existing Notes”) may be withdrawn prior to the later of (i) the initial Proxy Delivery Deadline or (ii) 11:59 p.m. on the business day next succeeding the date that the Company publicly announces that the Comisión Nacional de Valores of Argentina has approved the public offering of the New Notes. If a holder tenders Existing Notes prior to the Proxy Delivery Deadline, such tendering holder will have delivered its proxy to vote in favor of the 2004 or 2008 Proposed Resolution, as the case may be. A holder’s proxy to vote in favor of such Proposed Resolution may be withdrawn only by validly withdrawing its tender of Existing Notes prior to the initial Proxy Delivery Deadline. After the initial Proxy Delivery Deadline, a proxy may not be revoked or withdrawn even if the Company were to provide withdrawal rights to holders of the Existing Notes after that date.

To Broker Dealers, Commercial Banks, Trust

Companies and Depositary Trust Company Participants:

Enclosed are, among other things, a Prospectus and Proxy Solicitation dated June 17, 2003, of Telefónica de Argentina S.A. (the “Company”) and a related Letter of Transmittal (together the “Offering Documents”) relating to the Company’s (a) offers (the “Exchange Offers”) to exchange (i) for Existing Notes validly tendered before the Proxy Delivery Deadline,

•	for each U.S.$1,000 principal amount of 11 7/8% Notes due 2004 (Cusip: 879378AC1; ISIN: US879378AC15) (the “Existing 2004 Notes”), U.S.$850 principal amount of the Company’s new 11 7/8 due 2007 (the “New 2007 Notes”), plus U.S.$150 in cash (U.S.$75 of which constitutes a Proxy Payment);

•	for each U.S.$1,000 principal amount of 9 1/8% Notes due 2008 (Cusips: 879378AD9 and P90325AE4; ISIN: USP90325AE48) (the “Existing 2008 Notes”, and together with the Existing 2004 Notes, the “Existing Notes”), U.S.$900 principal amount of the Company’s unissued 9 1/8% Notes due 2010 (the “New 2010 Notes” and, together with the New 2007 Notes, the “New Notes”), plus U.S.$100 in cash (U.S.$50 of which constitutes a Proxy Payment);

and (ii) for Existing Notes validly tendered after the Proxy Delivery Deadline,

•	for each U.S.$1,000 principal amount of Existing 2004 Notes, U.S.$925 principal amount of New 2007 Notes, plus U.S.$75 in cash;

•	for each U.S.$1,000 principal amount of Existing 2008 Notes, U.S.$950 principal amount of New 2010 Notes, plus U.S.$50 in cash;

and (b) solicitations of proxies (the “Proxy Solicitations”) from the holders of the Existing Notes to vote in favor of the 2004 or 2008 Proposed Resolution (together, the “Proposed Resolutions”), as the case may be, that would authorize amendments to the indenture governing the Existing 2004 Notes and the terms and conditions of the Existing 2008 Notes to delete substantially all of the covenants and events of default, as well as certain reporting requirements. In addition, the amendments would also increase the principal amount of Existing Notes that is required to accelerate the Existing Notes from 25% to 51% and, in the case of the Existing 2004 Notes, eliminate the ability of the trustee to accelerate the Existing 2004 Notes absent instructions from the relevant majority of Existing Notes.

Enclosed Documents

Enclosed herewith are copies of the following documents:

1.  Prospectus and Proxy Solicitation dated June 17, 2003;

2.  Letter of Transmittal; and

3.  Instruction Letter.

The Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9, including such Form W-9, in the case of the U.S. Holder, and the instructions attached to the Substitute Form W-8 BEN, including such Form W-8 BEN, in the case of a non-U.S. Holder, which forms provide information relating to United States federal income tax withholding, shall be made available by the Information Agent upon your request.

Holders of Existing Notes may only tender their Existing Notes by book-entry transfer to the Exchange Agent’s account for such series of Existing Notes at The Depositary Trust Company (“DTC”) through DTC’s Automated Tender Offer Program (“ATOP”) by transmitting to the Exchange Agent a computer generated message (an “Agent’s Message”) in which a holder of Existing Notes acknowledges that it has received the Letter of Transmittal and agrees to be bound by its terms and makes the representations and warranties contained in the Letter of Transmittal.

The Exchange Offers and Proxy Solicitations

Your attention is directed to the following highlights of the Exchange Offer, which may be important to you and your clients:

1.  The Company is offering to exchange New Notes and cash for Existing Notes as set forth above, with a Proxy Payment for tenders of Existing Notes received by the Company prior to the Proxy Delivery Deadline.

2.  New Notes will be issued in multiples of U.S.$1,000. Any fractional principal amount of New Notes will be paid in cash.

3.  The New Notes will be issued under an indenture to be entered into among the Company, The Bank of New York, as trustee, co-registrar and principal paying agent and Banco Río de la Plata S.A., as registrar and Argentine paying agent. A complete description of the New Notes is set forth in the Prospectus and Proxy Solicitation under the caption “Description of Notes”.

4.  The Exchange Offers are for all Existing Notes that are outstanding.

5.  The New Notes will pay interest as follows:

2007 New Notes	May 1 and November 1 of each year, commencing November 1, 2003.

2010 New Notes	May 7 and November 7 of each year, commencing November 7, 2003.

You will also receive any accrued and unpaid interest on your Existing Notes to, but not including, the settlement date of the relevant Exchange Offer. Interest on each series of New Notes issued in the Exchange Offers will accrue from the settlement date of the relevant Exchange Offer.

6.  Each holder that tenders Existing Notes pursuant to the Exchange Offer will have delivered its proxy to vote in favor of the 2004 or 2008 Proposed Resolution, as the case may be, and appointed the Exchange Agent or representatives of the Exchange Agent to appear on its behalf as proxy with authority at the 2004 or 2008 Noteholders’ Meeting to vote for the 2004 or 2008 Proposed Resolution, as the case may be.

7.  A holder may not tender Existing Notes prior to the Proxy Delivery Date without delivering a proxy to vote in favor of the Proposed Resolutions.

8.  The Company’s obligation to pay for tendered Existing Notes and to make the cash payments is subject to certain conditions set forth in the Prospectus and Proxy Solicitation under the captions “The Exchange Offer—Minimum Tenders of Existing Notes” and “The Exchange Offer—General Conditions to the Exchange Offers”.

9.  Any transfer taxes incident to the transfer of Existing Notes from the tendering holder to the Company will be paid by the Company, except as provided in the Prospectus and Proxy Solicitation.

10.  You should refer your client to the section entitled “Taxation” in the Prospectus and Proxy Solicitation for a description of the U.S. federal income tax consequences of the Exchange Offers.

11.  If you have been designated to receive the Processing Fee (defined below) in the Instruction Letter by a beneficial owner who has tendered less than U.S.$100,000 of each class of Existing Notes, you must, in order to be eligible to receive your Processing Fee, (i) complete and return to the Exchange Agent via express mail or fax the attached Solicitation Fee Payment Request Form in order to receive such Processing Fee and (ii) deliver to the Exchange Agent via express mail or fax a copy of Section V and Section VI of the Instruction Letter pursuant to which you were named by such beneficial owner as eligible to receive the Processing Fee. No Processing Fee shall be paid to you with respect to the processing of a tender by any beneficial owner who has tendered, in the aggregate, more than U.S.$100,000 of any class of Existing Notes.

The Processing Fee

The Company will pay to soliciting dealers, which may include the dealer manager and its affiliates, a processing fee (the “Processing Fee”) equal to 0.25% of the principal amount of the Existing Notes tendered by each beneficial owner who has tendered, in the aggregate, less than U.S.$100,000 of each class of Existing Notes, provided that such tender is not withdrawn and such Existing Notes are accepted for purchase and paid pursuant to the relevant Exchange Offers and provided further that in no case shall the Processing Fee exceed U.S.$250,000 for any bank or financial institution and its affiliates. No Processing Fee shall be paid to a Processor with respect to the processing of a tender by any beneficial owner who has tendered, in the aggregate, more than U.S.$100,000 of any class of Existing Notes. As used herein, a “soliciting dealer” is an entity covered by a Letter of Transmittal which designated its name as having solicited and obtained the tender, and is:

•	any broker or dealer in securities, excluding the dealer manager, which is a member of any national securities exchange or of the National Association of Securities Dealers (NASD);

•	any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD’s Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member; or

•	any bank or trust company.

No such fee shall be payable to a soliciting dealer in respect of Existing Notes registered in the name of such soliciting dealer unless such Existing Notes are held by such soliciting dealer as nominee and are being tendered for the benefit of one or more beneficial owners. No such fee shall be payable to a soliciting dealer if such soliciting dealer is required for any reason to transfer the amount of such fee to a depositing holder (other than itself). No such fee shall be paid to a soliciting dealer with respect to Existing Notes tendered for such soliciting dealer’s own account. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of the Company, DTC, the Dealer Manager or the Exchange Agent for purposes of the Exchange Offers. For all purposes noted in all materials related to the Exchange Offers, the term “solicit” shall be deemed to mean no more than “processing Existing Notes tendered” or “forwarding to customers materials relating to the Exchange Offers.” The Company will also, upon request, reimburse soliciting dealers for reasonable and customary handling and mailing expenses incurred by them in forwarding materials relating to the Exchange Offers to their customers. The Company will also pay all transfer taxes, if any, applicable to the exchange of Existing Notes pursuant to the Exchange Offers. If, however, the Company’s New Notes or Existing Notes for principal amounts not tendered or accepted for exchange are to be issued in the name of any person other than the registered holder of the Existing Notes tendered, or if tendered Existing Notes are registered in the name of any person other than the person for whom the agent’s message is being transmitted, or if a transfer tax is imposed for any reason other than the exchange of Existing Notes pursuant to the Exchange Offers, then the amount of any transfer taxes imposed on the registered holder or any other persons will be payable by the tendering holder. If satisfactory evidence of payment of taxes or exemption therefrom is not submitted to the Exchange Agent, the amount of transfer taxes will be billed directly to the tendering holder.

IN ORDER FOR A SOLICITING DEALER TO RECEIVE A PROCESSING FEE, THE EXCHANGE AGENT MUST HAVE RECEIVED FROM SUCH SOLICITING DEALER (1) A PROPERLY COMPLETED AND DULY EXECUTED SOLICITATION FEE PAYMENT REQUEST FORM IN THE FORM ATTACHED HERETO (OR FACSIMILE THEREOF) AND (2) COPIES OF SECTIONS V AND SECTION VI OF THE INSTRUCTION LETTERS PURSUANT TO WHICH SUCH SOLICITING DEALER WAS NAMED BY THE RELEVANT BENEFICIAL OWNERS AS ELIGIBLE TO RECEIVE THE PROCESSING FEE, WITHIN THREE BUSINESS DAYS AFTER THE EXPIRATION OF THE RELEVANT EXCHANGE OFFER. THE EXCHANGE AGENT WILL DISTRIBUTE THE PROCESSING FEE BY CHECK OR WIRE TRANSFER TO THE PROCESSOR AFTER THE REQUIRED DOCUMENTATION HAS BEEN RECEIVED.

Conclusion

We urge you to contact your clients promptly in order to obtain their instructions. Please note that the Exchange Offers will expire on the Expiration Date.

Any inquiries you may have with respect to the Exchange Offers should be addressed to Morgan Stanley & Co. Incorporated, the exclusive Dealer Manager and Solicitation Agent for the Exchange Offers, at its address and telephone number as set forth on the back cover of the Prospectus and Proxy Solicitation and the Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the Information Agent at its address and telephone number as set forth on the back cover of the Prospectus and Proxy Solicitation and the Letter of Transmittal.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY, THE DEALER MANAGER AND SOLICITATION AGENT OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFERS OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

Very truly yours,

MORGAN STANLEY & CO. INCORPORATED

TELEFÓNICA DE ARGENGINA S.A.

SOLICITATION FEE PAYMENT REQUEST FORM

List below the aggregate principal amount of Existing Notes tendered by each beneficial owner who has tendered, in the aggregate, less than U.S.$100,000 of each class of Existing Notes and whose tender you have solicited. No Processing Fee shall be paid with respect to the processing of a tender by any beneficial owner who has tendered, in the aggregate, more than U.S.$100,000 of any class of Existing Notes. If the space below is inadequate, list the Existing Notes in a separate signed schedule and affix the list to the Solicitation Fee Payment Request.

THE SOLICITATION FEE PAYMENT REQUEST AND COPIES OF SECTIONS V AND SECTION VI OF THE INSTRUCTION LETTERS PURSUANT TO WHICH YOU WERE NAMED BY THE RELEVANT BENEFICIAL OWNERS AS ELIGIBLE TO RECEIVE THE PROCESSING FEE SHOULD BE RETURNED TO THE EXCHANGE AGENT AT THE ADDRESS SET FORTH BELOW WITHIN THREE BUSINESS DAYS AFTER THE EXPIRATION OF THE RELEVANT EXCHANGE OFFER. THESE DOCUMENTS MAY BE FAXED TO THE EXCHANGE AGENT BY ELIGIBLE INSTITUTIONS AT THE FAX NUMBER SET FORTH BELOW. ALL QUESTIONS CONCERNING THE SOLICITATION FEE PAYMENT REQUEST FORM SHOULD BE DIRECTED TO THE DEALER MANAGER.

FAILURE TO PROPERLY COMPLETE THE SOLICITATION FEE PAYMENT REQUEST FORM OR DELIVER COPIES OF THE RELEVANT SECTIONS OF THE INSTRUCTION LETTERS PURSUANT TO WHICH YOU WERE NAMED BY THE RELEVANT BENEFICIAL OWNERS AS ELIGIBLE TO RECEIVE THE PROCESSING FEE WILL RESULT IN NON-PAYMENT. PLEASE NOTE THAT IN NO CASE SHALL THE PROCESSING FEE EXCEED U.S.$250,000 TO ANY BANK OR FINANCIAL INSTITUTION AND ITS AFFILIATES.

All questions as to the validity, form and eligibility (including time of receipt) of the Solicitation Fee Payment Request and the relevant sections of the Instruction Letters will be determined by the Company, in its sole discretion, which determination will be final and binding. Neither the Company nor any other person will be under any duty to give notification of any defects or irregularities in any Solicitation Fee Payment Request or the Instruction Letters or incur any liability for failure to give such notification.

The undersigned hereby confirms that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Exchange Offers; (iii) in soliciting tenders of Existing Notes, it has used no soliciting materials other than those furnished by the Company; and (iv) if it is a foreign broker or dealer not eligible for membership in the NASD, it has agreed to conform to the NASD’s Rules of Fair Practice in making solicitations.

THE EXISTING NOTES MUST BE TENDERED VIA DTC’S ATOP SYSTEM.

The Exchange Agent:

The Bank of New York

Corporate Trust Operations, Reorganization Unit

101 Barclay Street, Floor 7 East

New York, NY 10286

Tel: 212-815-5098

Fax: 212-815-1915

Attention: Bernard Arsenec

SOLICITATION FEE PAYMENT REQUEST FORM

TELEFÓNICA DE ARGENGINA S.A.

EXCHANGE OFFER

AND PROXY SOLICITATION

Section 1	The Registered Representative

Firm Name	DTC Participant #

My Name	My Title

My Branch/Location	My Telephone #

My Signature	Date

X

Section 2	The Tendered Existing Notes

Client Account Number (Mandatory)	Client Name (Optional)	CUSIP/ISIN	Principal Amount of Existing Notes Tendered for Exchange	VOI Number

Section 3	Custodian Bank Information

Custodian Bank:
Name of contact person:
Address:
Phone:
Fax:

PROCESSING FEE PAYMENT INSTRUCTIONS

ISSUE CHECK TO:

Firm

(Please Print)

Attention

Address

(Include Zip Code)

Phone Number

Taxpayer Identification or Social Security No.

Applicable VOI Number                                                    Principal Amount of Existing Notes

WIRE TRANSFER INSTRUCTIONS:

IF PROCESSING FEES ARE PAID TO ANOTHER ELIGIBLE INSTITUTION(S), PLEASE COMPLETE THE FOLLOWING BOXES:

ISSUE CHECK TO:

Firm

(Please Print)

Attention

Address

(Include Zip Code)

Phone Number

Taxpayer Identification or Social Security No.

Applicable VOI Number                                                    Principal Amount of Existing Notes

WIRE TRANSFER INSTRUCTIONS:

ISSUE CHECK TO:

Firm

(Please Print)

Attention

Address

(Include Zip Code)

Phone Number

Taxpayer Identification or Social Security No.

Applicable VOI Number                                                    Principal Amount of Existing Notes

WIRE TRANSFER INSTRUCTIONS:

NOTE: IF ADDITIONAL PAYMENT INSTRUCTIONS, PLEASE COPY AND ATTACH.